UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

Apollo Infrastructure Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56561	92-3084689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 515-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Certain indirect subsidiaries (collectively, the “Borrowers”) of Apollo Infrastructure Company LLC (the “Company”) are borrowers under that certain revolving credit agreement, dated as of January 12, 2026 (as amended, the “Agreement”), with certain indirect subsidiaries of the Company as subsidiary guarantors, Sumitomo Mitsui Banking Corporation, as administrative agent, letter of credit issuer and lead arranger, and U.S. Bank Trust Company, National Association, as collateral trustee, and the lenders from time to time party thereto.

On August 21, 2026, the credit available to the Borrowers under the Agreement was increased by $100 million to an aggregate principal amount of $500 million pursuant to a Facility Increase Request (as defined in the Agreement) made by the Borrowers. The Agreement continues to include an uncommitted accordion feature that allows the Borrowers to increase the commitment in minimum increments of $25 million. The Agreement will mature on January 12, 2029, unless extended or unless there is an earlier termination or an acceleration following an Event of Default (as defined in the Agreement).

Except as described above, the material terms of the Agreement remain unchanged.

Item 3.02 Unregistered Sales of Equity Securities.

As of August 3, 2026, the Company issued and sold the following unregistered shares of the Company (with the final number of shares being determined on August 25, 2026) to third party investors for cash:

Type	Number of Shares Sold(1)	Aggregate Consideration(1)
Series I
A-II Shares	199,699	$5,781,194
F-I Shares	2,464	70,000
I Shares	51,859	1,470,000
Series II
A-II Shares	1,092,002	$32,562,750
F-I Shares	8,198	239,850
I Shares	14,709	430,000

(1) Shares and dollar amounts are rounded to the nearest whole number.

The offer and sale of the shares above were exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside of the United States) thereunder.

Item 8.01 Other Events.

Transactional Net Asset Value

On August 25, 2026, the operating manager of the Company determined the transactional net asset value (“Transactional Net Asset Value”) per share, being the price at which sales of the Company’s shares are made, of the following types of the Company’s shares as of July 31, 2026:

Type	Transactional Net Asset Value per Share
Series I
A-II Shares	$28.95
F-I Shares	$28.41
E Shares	$29.46
I Shares	$28.35
S Shares	$28.32
Series II
A-II Shares	$29.82
F-I Shares	$29.26
E Shares	$30.36
I Shares	$29.23
S Shares	$29.20

As of July 31, 2026, no F-S Shares or A-I Shares were outstanding for either Series I or Series II.

The Transactional Net Asset Value of the Company’s outstanding shares is also available on its website at https://www.apollo.com/infraco, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please see additional details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Net Asset Value as of July 31, 2026

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Infrastructure Company LLC

Date:	August 25, 2026	By:	/s/ Yvette Novo
Name: Yvette Novo Title: Chief Financial Officer